SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14C INFORMATION

              INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE
                        SECURITIES EXCHANGE ACT OF 1934

[X] Filed by the Registrant       [ ] Filed by a Party other than the Registrant

Check the appropriate box:
[ ] Preliminary Information Statement
[X] Definitive Information Statement Only
[ ] Confidential, for Use of the Commission (as permitted by Rule 14c)

                        GLOBAL ENTERTAINMENT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Information Statement, if other than Registrant:

--------------------------------------------------------------------------------
Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5)  Total fee paid:

--------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount previously paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
                    ------------------------------------------------------

                        GLOBAL ENTERTAINMENT CORPORATION
                       4909 East McDowell Road, Suite 104
                             Phoenix, Arizona 85008

                        INFORMATION STATEMENT RELATING TO
                          ANNUAL ELECTION OF DIRECTORS

     You are hereby notified that Global Entertainment Corporation ("the Company" or "Global") will hold an informational meeting for shareholders on October 6, 2004, at 9:00 a.m. at the principal executive offices of the Company, 4909 East McDowell Road, Suite 104, Phoenix, Arizona 85008. No business will be conducted at the Meeting. The Meeting will include presentations by management. Only shareholders of Global may attend the Meeting. Shareholders who own shares registered in their names will be admitted to the meeting upon verification of record share ownership. Shareholders who own shares through banks, brokerage firms, nominees or other account custodians must present proof of beneficial share ownership (such as a brokerage account statement) to be admitted.

Notice is also given that shareholders holding a majority of the issued and outstanding shares of common stock of the Company have delivered written consents, effective October 14, 2004 approving the following items of business:

          1. The election of seven members to the Board of Directors to serve until the next annual meeting of shareholders and until their successors are elected; and

          2. To ratify the selection of Semple & Cooper LLP to serve as independent auditors for the Company for the fiscal year ending May 31, 2005.

A copy of the Company's 2004 Annual Report to Shareholders is enclosed. Management cordially invites you to attend the Meeting.

                                  By Order of the Board of Directors,

                                  /s/ Philip Lajoie

                                  Philip Lajoie
                                  Assistant Secretary


Phoenix, Arizona
September 24, 2004

                        GLOBAL ENTERTAINMENT CORPORATION
                       4909 East McDowell Road, Suite 104
                             Phoenix, Arizona 85008

                              INFORMATION STATEMENT

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

     Our Board of Directors is providing this information statement in connection with our annual election of directors and ratification of auditors, which will be discussed at an informational Meeting of Shareholders to be held on October 6, 2004 at 9:00 a.m., local Arizona time, at our office located at 4909 East McDowell Road, Suite 104, Phoenix, Arizona 85008, and at any adjournments or postponements of the Meeting. This information statement and accompanying notice of Meeting are first being mailed to shareholders on or about September 24, 2004.

     This information statement is sent to provide notice to our shareholders of our Meeting and of action taken by written consent of the holders of a majority of our outstanding stock. Although, you are welcome and invited to attend the Meeting, we are not requesting that you send us proxies for the meeting and request that you do not do so, as no votes will be taken at the Meeting. Certain of our current officers and directors and their affiliates, who hold approximately 75% of our common stock, have executed and delivered written consents in lieu of an annual meeting to vote in favor of the nominated directors and in favor of appointing Semple & Cooper LLP as our independent auditors for the next fiscal year. As such, these proposals are assured passage.

VOTING RIGHTS AND COST OF MAILING

     Our common stock is the only type of security entitled to vote. On August 12, 2004, the record date for determination of shareholders entitled to vote at or act by written consent in lieu of an annual meeting for the election for directors, we had 5,340,738 shares of common stock outstanding. Each shareholder of record on the record date was entitled to one vote for each share of common stock held by such shareholder on that date. Shares of common stock may not be voted cumulatively. All votes represented by the written consents will be tabulated by management on the effective date of the written consents, which is 20 calendar days from the date of this Information Statement.

     We will bear the entire cost of the preparation, assembly, printing and mailing of this information statement. Copies of the information statement will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this material to such beneficial owners. In addition, we may reimburse these persons for their costs of forwarding the material to the beneficial owners.

QUORUM REQUIREMENT

     Our Bylaws and Nevada law provide that the holders of a majority of our common stock issued and outstanding and entitled to vote, either in person or by proxy, shall constitute a quorum for the transaction of business at a shareholders meeting. Since there will be no action taken at the Meeting, and the election of directors and ratification of auditors will be by written consent in lieu of a meeting, the vote necessary to act by written consent (a majority of the total outstanding shares entitled to vote) will also satisfy our quorum requirements.

VOTES REQUIRED

     In order to act by written consent, the holders of a majority of the issued and outstanding shares of voting stock must approve the actions taken. With respect to the election of the seven director nominees and the ratification of our auditors, the written consents executed and delivered to us constituted 75% of the issued and outstanding shares of our common stock entitled to vote, and are sufficient to approve the actions.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth, as of September 1, 2004, the number and percentage of outstanding shares of Global common stock beneficially owned by
(i) each person known by Global to beneficially own more than 5% of such stock,
(ii) each of Global's directors, (iii) the Chief Executive Officer and each of the other named executive officers, and (iv) all directors and officers as a group. Except as otherwise indicated, Global believes that each of the beneficial owners of its common stock listed below, based on information furnished by such owners, has sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                               Shares
                                            Beneficially         Percent of
Name and Address of Beneficial Owner (1)      Owned (2)           Total (3)
----------------------------------------      ---------           ---------
James Treliving (4)                            394,098              7.38%
Richard Kozuback (5)                           505,129              9.46%
J. Craig Johnson (6)                            10,000                  *
Philip LaJoie (7)                                5,000                  *
George Melville (8)                            394,098              7.38%
Terry S. Jacobs (9)                             71,071              1.33%
Michael L. Hartzmark, Ph.D. (10)                49,399              0.92%
Mark Schwartz (11)                             118,580              2.22%
Donald R. Head (12)                            166,786              3.12%
Brad Treliving (13)                            333,074              6.24%
Rudy R. Miller (14)                            433,862              8.12%
WPHL Holdings, Inc. (15)                     2,750,000             51.49%
Ron Thom (16)                                  370,727              6.94%
Dolores Hartzmark (17)                         326,923              6.12%
All executive officers and directors
as a group (10 persons) (18)                 2,047,235             38.33%

*    Represents beneficial ownership of less than 1%

(1) Unless otherwise noted, the address of each of the listed shareholders is c/o Global Entertainment Corporation, 4909 E. McDowell Road, Suite 104, Phoenix, Arizona 85008.

(2) A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from September 1, 2004, through the exercise of any option or warrant.

(3) In calculating percentage ownership, all shares of common stock that the named shareholder has the right to acquire within 60 days upon exercise of any option or warrant are deemed to be outstanding for the purpose of computing the percentage of common stock owned by such stockholder, but are not deemed outstanding for the purpose of computing the percentage of common stock owned by any other stockholder. Shares and percentages beneficially owned are based upon 5,340,738 shares outstanding on September 1, 2004.

(4) Includes 52,500 shares purchasable upon exercise of options and 341,598 shares beneficially owned by Mr. Treliving through his beneficial ownership interest in WPHL Holdings, Inc.

(5) Includes 42,500 and 1,250 shares purchasable upon exercise of options, respectively, by Mr. Kozuback and Tara Kozuback, the daughter of Mr. Kozuback, 42,988 shares held directly, 397,207 shares beneficially owned by Mr. Kozuback through his beneficial ownership interest in WPHL Holdings, Inc., and 21,184 shares beneficially owned by Miss Kozuback through her beneficial ownership interest in WPHL Holdings, Inc.

(6) Includes 5,000 shares purchasable upon exercise of options and 5,000 shares held directly.

(7) Includes 5,000 shares purchasable upon exercise of options.

(8) Includes 52,500 shares purchasable upon exercise of options and 341,598 shares beneficially owned by Mr. Melville through his beneficial ownership interest in WPHL Holdings, Inc.

(9) Includes 52,500 shares purchasable upon exercise of options and 18,571 shares held directly.

(10) Includes 31,175 shares purchasable upon exercise of options, and 6,681 shares held directly and 11,543 shares beneficially owned by Dr. Hartzmark through his beneficial ownership interest in MDA Financial, Inc.

(11) Includes 28,045 shares purchasable upon exercise of options, 3,802 shares purchasable upon exercise of warrants, and 24,826 shares held directly, 24,826 shares indirectly, and 37,081 shares beneficially owned by Mr. Schwartz through his beneficial ownership interest in CN Partners.

(12) Includes 52,500 shares purchasable upon exercise of options and 114,286 shares held directly.

(13) Includes 10,000 shares purchasable upon exercise of options, and 238,324 shares held directly through WPHL Holdings, Inc., and 84,750 shares held directly.

(14) Includes 380,862 shares owned by Miller Capital Corporation ("MCC"), for which Mr. Miller serves as Chairman, President, and Chief Executive Officer, 20,500 shares purchasable upon exercise of various warrants, and 32,500 shares purchasable upon exercise of options by Mr. Miller. Mr. Miller beneficially owns all of the shares of Global common stock and warrants to purchase such shares held by MCC

(15) Shares of Global common stock held by WPHL Holdings, Inc. are beneficially owned by the following persons (in the amounts indicated): Ron Thom (370,727), George Melville (341,598), James Treliving (341,598), Brad Treliving (238,324), Rick Kozuback (397,207), Douglas Wooton (123,579), Nigel King (150,059), Ron Mulhern (123,568), Kevin Lowe (185,364), Barry Johnson (185,364), Darcy Rota (111,218), Mike Cordoba (33,101), Steve Cherwonak (31,777), Duane Lewis (31,777), Wayne Davis (31,777), Tara Kozuback (21,185) and Chris Potenza (31,777).

(16) Includes 370,727 shares held by Mr. Thom through his beneficial ownership interest in WPHL Holdings, Inc.

(17) Includes 326,923 shares held beneficially by Mrs. Hartzmark.

(18) Includes Messrs. J. Treliving, R. Kozuback, J. Craig Johnson, P. LaJoie, G. Melville, T. Jacobs, D. Head, M. Hartzmark, B. Treliving, and M. Schwartz..

                                   ITEM NO. 1:

                              ELECTION OF DIRECTORS

     On the effective date of the written consents in lieu of annual meeting, the director nominees named below will be elected (constituting the entire board of directors). Each director is to hold office until the next annual meeting of directors or until a successor is elected and qualified. The persons named below were nominated by the board of directors. All nominees have consented to be named and have indicated that they will serve when elected. If any nominee is not able to serve the board intends to fill the vacancy until another director nominee can be elected. The board is unaware of any circumstance likely to make the nominees named below unavailable for election.

DIRECTOR NOMINEES

     James Treleving
     Richard Kozuback
     George Melville
     Terry S. Jacobs
     Donald R. Head
     Michael L. Hartzmark, Ph.D
     Mark Schwartz

DIRECTORS AND EXECUTIVE OFFICERS

     Following the merger, the directors, executive officers, and other key employees of Global Entertainment, and their ages as of September 24, 2004, will be as follows:

Name                         Age                      Position
----                         ---                      --------
James Treliving              63     Director and Chairman of the Board
Richard Kozuback             51     Director, CEO and President
J. Craig Johnson             42     Senior Vice President and Chief Financial
                                     Officer
Philip LaJoie                34     Vice President of Accounting and Assistant
                                     Secretary
George Melville              60     Director and Secretary
Terry S. Jacobs              62     Director
Donald R. Head               66     Director
Michael L. Hartzmark, Ph.D.  48     Director
Mark Schwartz                54     Director
Brad Treliving               35     Executive Vice President, Global
                                    Entertainment Corporation and President,
                                    Central Hockey League
Wayne H. Davis               45     Senior Vice President, Global Entertainment
                                    Corporation, President, Global Entertainment
                                    Marketing Systems

     JAMES TRELIVING is a member of the Board of Directors of Global Entertainment and WPHL Holdings, Inc. and serves as the Chairman of each Board. Mr. Treliving is one of two Chairmen and owners of Boston Pizza International, Inc., a $370 (Canadian) million full-service pizza and pasta restaurant franchise chain with over 200 locations throughout North America ("Boston Pizza"). Together with George Melville, the other Chief Executive Officer of Boston Pizza, Mr. Treliving has won the Pacific Canada Ernst & Young "Entrepreneur of the Year" award for Hospitality and Tourism and the British Columbia American Marketing Association's "Marketer of the Year" award. Boston Pizza has been named one of the FINANCIAL POST'S and Arthur Andersen & Company's "50 Best Managed Private Companies" for the last six years and has won the Pinnacle "Company of the Year" award. Mr. Treliving is also involved in the oil and gas, property development, and construction and development industries. Prior to purchasing Boston Pizza with George Melville in 1983, Mr. Treliving owned and operated multiple franchised Boston Pizza restaurants. James Treliving is the father of Brad Treliving, who is President of the WPHL.

     RICHARD KOZUBACK is a member of the Board of Directors and is the President and CEO of Global Entertainment. He is also a member of the Board of Directors of WPHL, Inc. and has served as the President of WPHL, Inc. from its inception until 1999. He now serves as Chairman of the WPHL. He also serves as a Director of WPHL Holdings. Mr. Kozuback has over 20 years of experience in the hockey industry, having played Canadian Junior Hockey and having coached and managed various hockey teams in the western United States. From 1994 to 1996, Mr. Kozuback was Director of Scheduling for Roller Hockey International and President of the International Roller Hockey Association. From 1993 to 1994, Mr. Kozuback was Head Coach and General Manager of the Tri-City Americans, a Western Hockey League team, as well as Head Coach of the Phoenix Cobras, a Roller Hockey International team. From 1991 to 1993, Mr. Kozuback served as the Associate Coach of the Phoenix Roadrunners, a member of the International Hockey League and farm team to the Los Angeles Kings, a National Hockey League team. Mr. Kozuback attended the University of Alberta, Canada, where he received a degree in Education.

     J. CRAIG JOHNSON has served as Global Entertainment's Sr. Vice President and Chief Financial Officer since April, 2004. Mr. Johnson most recently served as Chief Financial Officer of Wilson Electric (formerly Encompass, a NYSE company), Arizona's largest electrical and special systems contractor. From 1990 to 2001 he served as Regional Vice President, Vice President Finance, and Vice President Controller, for ServiceMaster Management Services Company, a business segment of ServiceMaster Industries, Inc., a NYSE company. Prior to that, Mr. Johnson worked in public accounting with McGladrey & Pullen, CPA's. Mr. Johnson has a masters degree, a bachelors degree and is a California licensed CPA.

     PHILIP LAJOIE has served as the Vice President of Accounting for Global Entertainment since April 2004. From July 2003 until April 2004, he served as the company's Chief Accounting Officer. From August 2000 until July 2003, Mr. LaJoie served as Global Entertainment's Controller. Prior to joining Global Entertainment in August 2000, Mr. LaJoie served in senior accounting positions for a number of private companies, including Smart Practice and Fran Wilson Creative Cosmetics, Inc. Mr. LaJoie received his Bachelors of Science Degree in Business Administration with an emphasis in Accounting from the University of Phoenix, San Diego.

     GEORGE MELVILLE is a member of the Board of Directors of Global Entertainment, was a Director of WPHL, Inc. from its inception in 1995 until May 2003, and currently serves as the Secretary of Global Entertainment. He also serves as a Director and as Vice President of WPHL Holdings. Mr. Melville currently serves as one of two Chairmen and owners of Boston Pizza. Together with James Treliving, the other Chairman of Boston Pizza, Mr. Melville has won the Pacific Canada Ernst & Young "Entrepreneur of the Year" award for Hospitality and Tourism and the British Columbia American Marketing Association's "Marketer of the Year" award. Boston Pizza has been named one of the FINANCIAL POST'S and Arthur Andersen & Company's "50 Best Managed Private Companies" for the last six years and has won the Pinnacle "Company of the Year" award. Mr. Melville is also involved in the oil and gas, property development, and construction and development industries. Prior to purchasing Boston Pizza with James Treliving in 1983, Mr. Melville owned and operated multiple franchised Boston Pizza restaurants and was an accountant with Peat, Marwick, Mitchell & Co. Mr. Melville is an accredited Chartered Accountant.

     TERRY S. JACOBS has been a member of the Board of Directors of Global Entertainment since 2000, and is Chairman and Chief Executive Officer of Regent Communications, Inc., a publicly held radio broadcasting company that owns, operates or provides sales, marketing and programming services for 71 FM/AM stations located in 16 markets. He currently serves on the Boards of Directors of American Financial Group, Inc., a New York Stock Exchange listed company engaged primarily in property and casualty insurance, headquartered in Ohio, and Capital Title Group, Inc., a Nasdaq listed company engaged primarily in title insurance and other real estate related services, headquartered in Arizona. Mr. Jacobs' business experience includes the founding of Jacor Communications, Inc. in 1979, serving as Chairman and Chief Executive Officer as the company grew to be the ninth largest radio group and conducted the first pure radio initial public offering to be completed. Mr. Jacobs holds a Bachelors of Business Administration and Masters of Actuarial Science from Georgia State University and is a Fellow of the Casualty Actuarial Society and Member of the American Academy of Actuaries. Mr. Jacobs is a member of the Board of the National Football Foundation and College Hall of Fame, and former President of the Greater Cincinnati Chapter of the National Football Foundation and College Hall of Fame.

     DONALD R. HEAD has been a member of the Board of Directors of Global Entertainment since 2000 and is Chairman of the Board, President and Chief Executive Officer of Capital Title Group, Inc., a $128 million holding company with in excess of 1,800 employees that offers real estate-related services for residential and commercial customers through its wholly owned subsidiaries, Capital Title Agency in Arizona, Nations Holding Group, New Century Title Company, United Title Company and First California Title Company in California and Land Title of Nevada in Nevada. In addition, Capital Title Group operates United Title Insurance Company, a title insurance underwriter. Mr. Head co-founded Centurian Development and Investments, Inc., a custom designer and builder of residential homes, and is also a partner in America West Capital One LLC, a residential real estate developer in Yavapai County, Arizona. He is a graduate of Arizona State University with a BA in Business and holds a law degree from the University of Arizona.

     MICHAEL L. HARTZMARK joined Global Entertainment Corporation's Board of Directors on March 19, 2004 after the successful completion of the merger. Dr. Hartzmark also currently serves on the Board of Directors of Pacific Biometrics, Inc. (OTCBB: PBME) and is on the Financial Advisory Board of Shaker Investments, Inc. Prior to joining Global, Dr. Hartzmark was an Economic Consultant (as President of EconOhio Corporation) and a Financial Consultant (as President of MDA Financial, Inc.). EconOhio wrote business plans for and provided advice to a variety of companies. MDA Financial provided financial consulting services to small and medium-size companies, as well as assistance to oil and gas and real estate limited partnerships. From 1987 to 1989, Dr. Hartzmark was a Senior Economist at Lexecon, Inc., a Chicago-based economics and law-consulting firm. Dr. Hartzmark was the John M. Olin Visiting Scholar at the University of Chicago and an Assistant Professor at the University of Michigan. He has also worked for the Treasury Department and the Commodity Futures Trading Commission. Dr. Hartzmark earned his M.A. and Ph.D. degrees in economics at the University of Chicago. He holds a B.A. in economics from the University of Michigan.

     MARK SCHWARTZ presently is a Director for Global Entertainment Corporation. Previously, he served as a Director of Cragar, dating back to January 1993. Mr. Schwartz is President and CEO of G & S Metal Products Co., Inc., the largest producer of metal bakeware for the consumer market in the United States, and G & S Metal Products also imports and distributes a wide range of kitchen accessory and household items. Through a subsidiary, G & S Metal is one of the major U.S. manufacturers of aluminum fencing for residential and commercial markets. Its customers include major U.S. and international retailers in virtually every segment of the trade, including supermarkets, mass merchants, and television retailers. Mr. Schwartz has been with G & S for well over 30 years and has been President & Chief Executive Officer for over 15 years.

     BRADFORD TRELIVING is currently an Executive Vice President for Global Entertainment Corporation and has served as the President of the Central Hockey League since June 2000. Mr. Treliving was Vice President/Director of Hockey Operations of the WPHL from 1996 through June 2000 and was Director of Operations of the WPHL from 1995 to June 1996. Mr. Treliving was a professional hockey player from 1990 to 1995. Brad Treliving is the son of James Treliving, who is the Chairman of the Board of Global Entertainment and WPHL Holdings, Inc.

     WAYNE H. DAVIS is currently a Senior Vice President for Global Entertainment Corporation and serves as President of Global Entertainment Marketing Systems ("GEMS"), a subsidiary of Global Entertainment, since June 2002. From March 2000 to June 2002, Mr. Davis was Vice President of Sales of International Coliseums Company, Inc. ("ICC"), another subsidiary of Global Entertainment. From February 1998 to March 2000, Mr. Davis was Director of Ticket Operations of the WPHL, and was responsible for the development of ticket sales, operations, systems, and sponsorship for 18 minor league professional hockey franchises. Prior to joining Global Entertainment in 1998, Mr. Davis was a Ticket Sales Manager and Vice President of Sales, respectively, for Bison Baseball, Inc. and Charleston River Dogs Baseball, Inc., each of which operates a minor league professional baseball franchise.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held 4 meetings during fiscal 2004. During this period, each Board member attended or participated in at least 75% of (i) the total number of meetings of the Board that were held while he was a member and
(ii) the total number of meetings held by all committees of the Board on which he was a member and while he was a member.

     Global has an Audit Committee and a Compensation Committee. Global does not maintain a nominating committee, as it believes it is not required to maintain one under current NASD regulations or other applicable law, and instead its director nominations are made by the full Board of Directors. The Audit Committee and Compensation Committee were each formed on October 14, 2000. The Audit Committee held 3 meetings during fiscal 2004 and the Compensation Committee did not hold any meetings during fiscal 2004.

     The Audit Committee, which consists of Messrs. Terry S. Jacobs, George Melville and Michael Hartzmark, meets periodically with Global's management and independent accountants to review their work and confirm that they are properly discharging their respective responsibilities. The Audit Committee also:

     * recommends the appointment of independent accountants to audit Global's financial statements and performs services related to the audit;
     * reviews the scope and results of the audit with the independent accountants;
     * reviews with management and the independent accountants Global's annual operating results;
     *    considers the adequacy of the internal accounting control procedures;
          and
     *    considers the independence of the accountants

   The Board of Directors has not yet adopted a written charter for the Audit Committee.

     The Compensation Committee, which is currently comprised of Messrs. James Treliving, Donald R. Head, and Mark Schwartz. The Compensation Committee determines the salary and incentive compensation of Global's officers and provides recommendations for the salaries and incentive compensation for its other employees. The Compensation Committee also administers Global's longterm incentive plan, including reviewing management recommendations with respect to option grants and taking other actions as may be required in connection with its compensation and incentive plans.

     The Board has determined that all members of the Audit Committee and the Compensation Committee are independent within the meaning of the criteria established for listed issuers the securities of which are traded on the Nasdaq Stock Market. In addition, the Board has determined that all members of the Audit Committee are financially literate, knowledgeable and qualified to review our financial statements.

     No member of Global's Compensation Committee has been an officer or employee of Global at any time. None of Global's executive officers serve as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of Global's Board of Directors, nor has such a relationship existed in the past.

     Any shareholder wishing to send communications to the Board of Directors or to any individual member of the Board should forward a written communication to the attention of the Secretary of the Company at the address listed on this Information Statement, and the Secretary will then forward such communications to the intended recipients. All written communications that pertain to the shareholders legitimate interests as a shareholder and to legitimate business matters of the Company and that are otherwise appropriate matters for the Board to consider will be forwarded. The Board does not have a written policy regarding the attendance at annula meetings by all directors.

DIRECTOR COMPENSATION

     Global currently pays its non-employee directors a $2,000 fee per meeting. Global also grants directors 10,000 options for joining the Board, in addition to 10,000 options annually for service.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%) stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely upon review of copies of such reports furnished to the Company and written representations that no other reports were required during the year ended May 31, 2004, the Company believes that the following Section 16(a) filing requirements were not met on a timely basis in fiscal 2004: 5/20/04 J. Craig Johnson.

EXECUTIVE COMPENSATION AND OTHER RELATED INFORMATION

SUMMARY COMPENSATION TABLE

     The following table provides certain summary information concerning the compensation earned by the Company's Chief Executive Officer and the Company's 2 other executive officers whose salary and bonus for the 2004 fiscal year was in excess of $100,000, for services rendered in all capacities to the Company and its subsidiaries for each of the fiscal years ended May 31, 2003 and May 31, 2004. The individuals included in the table will be referred to in this Information Statement as the named executive officers.

                                                                             Long Term Compensation
                                               Annual Compensation                   Awards
                                         ---------------------------------    ---------------------
                                                                              Securities Underlying
Name and Principal Position     Year     Salary      Stock Grants    Bonus        Stock Options
---------------------------     ----     ------      ------------    -----        -------------
Richard Kozuback,               2004     $150,000           --        --             20,000
 Chief Executive Officer        2003     $150,000           --        --              5,000
                                2002     $150,000           --        --             17,500

J. Craig Johnson,               2004     $12,500*        5,000         --             5,000
 Chief Financial Officer

Bradford Treliving,             2004     $100,000           --        --                 --
 Executive Vice President

----------
* - Mr. Johnson began employement on 4/16/04 with an annual base salary of $100,000, plus discretionary bonuses.

STOCK OPTIONS

     The following table sets forth information regarding options granted during the fiscal year ended May 31, 2004 by the Company to the named executive officers:


                                            Percent of Total
                 Number of Securities      Options Granted to
                  Underlying Options       Employees in Fiscal    Exercise or Base
Name                   Granted                  Year 2004         Price Per Share     Expiration Date
----                   -------                  ---------         ---------------     ---------------
Richard Kozuback       20,000                     7.7%                $3.50              10/23/2012
J. Craig Johnson        5,000                     1.9%                $3.50               4/16/2014
Bradford Treliving         --

STOCK OPTION EXERCISES AND HOLDINGS

     The following table sets forth certain information concerning the exercise of stock options during the fiscal year ended May 31, 2004 by each of the named executive officers and the number and value of unexercised options held by each of the named executive officers as of May 31, 2004.

                                                  Number Of Securities     Value Of Unexercised
                                                 Underlying Unexercised        In-The-Money
                                                      Options At                Options At
                                                     May 31, 2004            May 31, 2004 ($)
                                                     ------------            ----------------
                    Shares Acquired      Value        Exercisable/             Exercisable/
Name                 on Exercise       Realized       Unexercisable            Unexercisable
----                 -----------       --------       -------------            -------------
Richard Kozuback         --               --            42,500/0                   --
J. Craig Johnson         --               --             5,000/0                   --
Bradford Treliving       --               --            10,000/0                   --

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

     Global entered into a two year employment agreement with Richard Kozuback, its Chief Executive Officer, dated as of April 18, 2000, that provides for an annual salary of $150,000, subject to annual increases in the discretion of Global's Board of Directors. After the initial two year term, the agreement continues on a year-to-year basis on the existing terms and conditions at the time of renewal, unless terminated by either party in accordance with the terms of the agreement. Mr. Kozuback also is entitled to an annual bonus upon achievement of predetermined goals and objectives mutually agreed upon by Mr. Kozuback and Global at the beginning of each year, subject to the right of the Compensation Committee of Global's Board of Directors in its discretion to limit any such bonuses. If Mr. Kozuback is terminated by Global without cause following the initial two year term, Mr. Kozuback is entitled to receive a lump sum payment due on the effective date of termination in an amount equal to his base salary then in effect for whatever time period is remaining under the existing agreement or six months, whichever period is greater. If Mr. Kozuback is terminated by Global for good cause, or Mr. Kozuback resigns or otherwise terminates his own employment without cause, he will not be entitled to receive any severance compensation under the agreement. The agreement also provides that Mr. Kozuback will not, during his employment or for a period of six months thereafter, if Mr. Kozuback resigns, or for the period matching severance payments if Mr. Kozuback is terminated without cause, take certain actions that would compete with Global's business.

2000 LONG-TERM INCENTIVE PLAN

     Global's Board of Directors and shareholders have adopted the Global Entertainment Corporation 2000 Long-Term Incentive Plan. The principal purpose of the plan is to promote the success, and enhance the value, of Global by linking the personal interests of its key employees to those of its stockholders and by proving its key employees with an incentive for outstanding performance. The plan provides for a variety of compensation awards, including non-qualified stock options, incentive stock options that are within the meaning of Section 422 of the Internal Revenue Code, and restricted stock awards. A total of 750,000 shares of common stock are reserved for issuance under the plan, of which 536,982 shares had been granted as of September 1, 2004.

     Global Board of Directors, or a committee designated by the board of directors, designates the participants in the plan, determines the type and amount of awards granted, the terms and conditions of each award, sets the exercise price of the awards, and makes all other decisions relating to the issuance of awards under the plan.
Global's Board of Directors, or the committee designated by the board of directors, are authorized to terminate, amend or modify the plan. Global has attempted to structure the plan in a manner such that remuneration attributable to stock options and other awards will not be subject to the deduction limitation contained in Section 162(m) of the Internal Revenue Code.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     Miller Capital Corporation or MCC, a part of The Miller Group, which is involved in private corporate finance, mergers and acquisitions, and management and investor relations consulting, owns stock in Global, and its Chairman, President and Chief Executive Officer, Rudy R. Miller, was formerly a member of Global's board of directors. MCC was retained independently by both Global and

Cragar prior to the execution of the merger agreement between Global and Cragar. In order to avoid any potential conflict, Mr. Miller resigned from his position as a director of Global prior to the approval and execution of the merger agreement and MCC waived any potential fee pursuant to its financial advisory agreement with Global dated July 18, 2001 in connection with the merger. However, pursuant to a financial advisory agreement with Cragar dated November 9, 2001, MCC was entitled to receive, upon consummation of the merger, a financial advisory fee of $250,000, $50,000 of which was payable in cash upon the closing of the merger and $200,000 of which will be payable in the form of a non-interest bearing 12-month promissory note. In addition, MCC and Global have entered into an exclusive financial advisory agreement pursuant to which MCC acts as a management consultant to and as exclusive financial advisor for Global. Pursuant to this agreement, MCC will provide services that include the development of strategic financial plans to the extent required by Global and, when applicable, to provide shareholder relation services. As compensation for such services, MCC receives a monthly fee of $12,500 for 24 months following the effective date of the merger with Cragar (March 2004), is entitled to receive a success fee equal to 3% of any private debt financing, 4% of any public equity or debt financing, 10% of any private equity financing, and a graduated fee ranging from 5% to 1% of the consideration received by Global in connection with any future merger or acquisition transaction. In addition, MCC also received a warrant to acquire up to 20,000 shares of Global's common stock at an exercise price of $3.50 per share expiring five years from the date of grant.

                                   ITEM NO. 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of the Audit Committee, has selected Semple & Cooper LLP, independent auditors, to audit the books, records, and accounts of the Company and its subsidiaries for the year ending May 31, 2005.

     The firm of Semple & Cooper LLP audits the Company's books annually, has offices in or convenient to the localities in the United States where the Company or its subsidiaries operate and is considered to be well qualified. Semple & Cooper LLP has audited the Company's books since 2000. The Board of Directors recommended that the shareholders approve, and the shareholders holding a majority of the Company's issued and outstanding shares approved by written consent in lieu of a meeting, the proposal to ratify the selection of Semple & Cooper LLP to serve as independent auditors for the current year.

     Shareholder ratification of the selection of Semple & Cooper as the Company's independent auditors is not required by the Company's bylaws or otherwise. Even with the shareholder ratification of the selection of Semple & Cooper, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time if they determine that such an appointment would be in the best interests of the Company and its shareholders.

     Semple & Cooper has no direct or indirect material financial interest in the Company or any of its subsidiaries. A representative of Semple & Cooper LLP is expected to be present at the Meeting and will be given the opportunity to make a statement on behalf of Semple & Cooper LLP, if they so desire. The representative also will be available to respond to questions raised by those in attendance at the Meeting.

AUDIT FEES

     The aggregate fees billed by Semple & Cooper for professional services rendered for the audit of our annual financial statements and review of our annual and quarterly reports on Forms 10-KSB and 10QSB, respectively, for the fiscal year ended May 31, 2004, were approximately $39,000.00. The aggregate fees billed by Semple & Cooper for professional services rendered for the audit of our annual financial statements for the fiscal year ended May 31, 2003 and for the reviews of our Form s-4 Registration Statement for our merger with Cragar were approximately $52,000.00.

Financial Information Systems Design and Implementation Fees

     Semple & Cooper did not render professional services to us for information technology services relating to financial information systems design and implementation for the fiscal years ended May 31, 2004 or May 31, 2003.

ALL OTHER FEES

     Other than the services described above under "Audit Fees," for the fiscal years ended May 31, 2004 and May 31, 2003 Semple & Cooper also prepared the company's tax returns for state and federal purposes. The fees for these services totaled approximately $10,000.00.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

     The 2004 and 2003 audit services provided by Semple & Cooper were approved by our Audit Committee. The Audit Committee implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by our independent accountants and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and related fees on the independence of the auditor. These services and fees must be deemed compatible with the maintenance of the auditor's independence, in compliance with the SEC rules and regulations. Throughout the year, the Audit Committee and, if necessary, the Board of Directors, reviews revisions to the estimates of audit and non-audit fees initially approved.

SHAREHOLDER PROPOSALS

     Shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the SEC and the Company's Bylaws. Proposals of stockholders of the Company intended to be presented for consideration at the Company's 2005 Annual Meeting of Shareholders and included in the Company's proxy statement for that year must be received by the Company no later than May 31, 2004, in order that they be included in any proxy statement and form of proxy related to that meeting.


                                   /s/ Philip Lajoie

                                   Philip Lajoie
                                   Assistant Secretary

Phoenix, Arizona
September 24, 2004